Exhibit 99.1

TRITRONICS, INC.

REPORT ON FINANCIAL STATEMENTS

YEAR ENDED APRIL 30, 2008

TRITRONICS, INC.

Index

Page

Report of Independent Public Accountants	2

Balance Sheet
April 30, 2008	3

Statement of Income and Retained Earnings
Year Ended April 30, 2008	4

Statement of Cash Flows
Year Ended April 30, 2008	5

Notes to Financial Statements	6-10

Report of Independent Public Accountants

To the Stockholders
Tritronics, Inc.

We have audited the accompanying balance sheet of Tritronics, Inc. as of April 30, 2008 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tritronics, Inc. as of April 30, 2008, and its results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

J.H. COHN LLP
New York, New York
October 15, 2008

TRITRONICS, INC.
BALANCE SHEET
APRIL 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$722,295
Accounts receivable, net of allowance for doubtful
accounts of $90,000	1,498,377
Inventory	1,157,552
Due from vendors	301,504
Prepaid expenses and other current assets	170,881
Deferred tax asset	36,000
Total current assets	3,886,609

Equipment and improvements, net	360,139
Other assets	17,234

Totals	$4,263,982
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$96,518
Due to related party	284,230
Accounts payable	1,593,477
Accrued expenses and other current liabilities	752,817
Total current liabilities	2,727,042

Long-term debt, net of current portion	66,410
Deferred tax liability	12,000
Total liabilities	2,805,452

Commitments and contingencies

Stockholders' equity:
Common stock, no par value; 5,000 shares authorized,
500 shares, issued and outstanding	15,000
Retained earnings	1,443,530
Total stockholders' equity	1,458,530

Totals	$4,263,982

See Notes to Financial Statements

TRITRONICS, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
YEAR ENDED APRIL 30, 2008

Net sales	$21,983,319

Cost of goods sold	16,552,866

Gross profit	5,430,453

Selling, general and administrative expenses	5,248,363

Income from operations	182,090

Other income (expense):
Interest expense	(53,441)
Interest income	37,772
Other income	1,647
(14,022)

Income before provision for income taxes	168,068

Provision for income taxes	87,010

Net income	81,058

Retained earnings, beginning of year	1,479,447

Dividends	(116,975)

Retained earnings, end of year	$1,443,530

See Notes to Financial Statements

TRITRONICS, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED APRIL 30, 2008

Operating activities:
Net income	$81,058
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	230,461
Bad debts	87,044
Gain on sale of equipment	(78,331)
Changes in operating assets and liabilities:
Accounts receivable	287,546
Inventory	278,880
Due from vendors	207,683
Prepaid expenses and other assets	199,694
Accounts payable	(262,533)
Accrued expenses and other current liabilities	(319,285)
Net cash provided by operating activities	712,217

Investing activities:
Purchase of equipment and improvements	(111,659)
Proceeds from sale of equipment	45,500
Net cash used in operating activities	(66,159)

Financing activities:
Dividends	(17,500)
Repayments of long-term debt	(73,915)
Repayments to related party	(497,132)
Net cash used in financing activities	(588,547)

Net increase in cash and cash equivalents	57,511
Cash and cash equivalents, beginning of year	664,784

Cash and cash equivalents, end of year	$722,295

Supplemental disclosure of cash flow data:
Interest paid	$53,411

Taxes paid	$9

See Notes to Financial Statements

TRITRONICS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Tritronics, Inc. (the "Company"), a Maryland corporation, is a parts distributor for Original Equipment Manufacturer (“OEM”) that has been an industry leader since its founding in 1975. It has operations in southern Florida and suburban Baltimore and distributes parts, accessories and service aids for the consumer electronics repair industry. These service aids include cable, tools, test equipment, cleaners and other installation equipment. The Company's sales are primarily to the independent servicers of consumer electronic products located east of the Mississippi River and in Texas, as well as some regional and national retailers of consumer electronic products.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Concentration of credit risk

We have certain financial instruments that potentially subject us to significant concentrations of credit risk which consist principally of cash and cash equivalents and accounts receivable. We maintain cash and cash equivalents in short-term money market accounts with high quality financial institutions and in short-term, investment grade commercial paper. Deposits held with banks may exceed the amount of insurance provided on such deposits. The amount of cash and cash equivalents as of April 30, 2008 is $773,000 in excess of the Federal Deposit Insurance Corporation limits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Concentrations of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. Historically, the Company’s write offs have been less than 1% of sales. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections and current economic considerations.

Cash and cash equivalents

The Company considers all short-term investments with a maturity date of three months or less when purchased to be cash equivalents. Cash equivalents may include commercial paper, money market funds and certain certificates of deposit.

Inventory

Inventory of OEM parts purchased for resale within the reverse logistics industry, which consists solely of finished goods, is valued at the lower of cost (average basis) or market.

Management performs periodic assessments to determine the existence of obsolete, slow-moving inventory and records necessary provisions to reduce such to net realizable value.

Equipment and Improvements

Equipment and improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. Assets are depreciated using the straight-line method based on the following estimated useful lives:

Computer, office equipment and fixtures	3 to 5 years
Machinery and equipment	5 years
LeaseholdLeasehold improvements	Estimated useful life or length of the lease,
whichever is shorter

Revenue recognition

The Company recognizes revenue upon delivery of goods to a common carrier for delivery to the customer, at which point title passes, at a sales price that is fixed and determinable and collectability is reasonably assured. Provisions for product returns and core returns are accounted for as sales reductions in determining sales in the same period that the related sales are recorded. The Company assumes the risk of loss due to damage or loss of refurbished products during shipment and is reimbursed by the common carriers for shipping damage and lost products.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes" (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Shipping and handling costs

Shipping and handling costs associated with outbound freight are included in cost of sales and amounted to approximately $1,133,000 for the year ended April 30, 2008.

Advertising

The Company expenses advertising costs when incurred. Advertising expense incurred for the year ended April 30, 2008 amounted to approximately $32,000.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3 - CORE CHARGES

The vendors of products distributed by the Company frequently add a "core charge" to the cost of certain high value inventory items that the Company distributes as a means of encouraging the return of certain replaced components, most frequently circuit boards, which are defective. These defective replaced components are ultimately repaired and re-enter the distribution channel.

Core charges borne by the Company associated with goods in inventory are not included in inventory, but are classified separately in current assets. Customers either receive a credit for cores when returned, or are obligated to pay the billed core charge in the event a core is not returned. This payment effectively compensates the Company for the core charge it is obligated to pay vendors. Core charges of approximately $129,000 associated with goods in inventory are included in prepaid expenses and other current assets as of June 30, 2008.

NOTE 4 - EQUIPMENT

The following is a summary of equipment as of April 30, 2008:

Computer, office equipment and fixtures	$1,174,157
Machinery and equipment	181,433
Leasehold improvements	217,647
1,573,237
Less: Accumulated depreciation	1,213,098

Equipment, net	$360,139

Depreciation and amortization expense for the year ended April 30, 2008 amounted to $230,461.

NOTE 5 - RETIREMENT PLAN

The Company maintains a 401K Profit Sharing Plan for all of its eligible employees. The expense incurred for the year ended April 30, 2008 amounted to $174,996.

NOTE 6 - LONG-TERM DEBT

Notes payable consists of the following at April 30, 2008:

Note payable to bank	$120,294
Notes payable for Equipment	42,634
162,928
Less: current portion	96,518
Notes payable, less current portion	$66,410

On January 20, 2006, the Company entered into a $300,000 note with a bank secured by all the assets of the Company. The note matures July 2011, with an interest rate of prime. Principal and interest are payable monthly. In addition, the Company has two equipment notes, with an interest rate of 5.9%. Principal and interest are payable monthly.

The future minimum scheduled payments of notes payable for each of the indicated years are as follows:

Year ending April, 30	2009	$96,518
	2010	61,518
	2011	4,892

NOTE 7 - NOTES PAYABLE RELATED PARTIES

The Company entered into a series of unsecured three-year notes with three officers with an interest rate of 6%, with principal and interest payable monthly.

In connection with the transaction described in Note 11, the balance of notes payable to officers was paid in full in July 2008.

NOTE 8 - INCOME TAXES

The provision for income taxes consists of the following:

Current:
Federal	$75,010
State	12,000
87,010
Deferred:
Federal	0
State	0
Total	$87,010

Deferred tax assets and liabilities:

Deferred tax asset:
Allowance for bad debts	$36,000
Deferred tax liability:
Property and equipment	(12,000)
Net	$24,000

The effective tax rate for the year ended April 30, 2008, of approximately 52%, exceeds the expected rate as a result of permanent differences relating to non-deductible expenses.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Real property lease commitments

As of April 30, 2008, the Company is obligated under leases, with related parties, for two office and warehouse facilities located in the greater Baltimore MD area and Miami FL expiring at various dates through 2013. These property owners are related to the Company as a result of their ownership interests in the Company. In connection with the transaction described in Note 11, the Company entered into new lease agreements for the two office and warehouse facilities with these same property owners.

Minimum aggregate annual rental commitments under the new lease agreements are as follows:

Years ending April 30, 2009	$327,324
2010	327,324
2011	255,099
2012	231,024
2013	231,024

Total	$1,371,795

Rent expense for the year ended April 30, 2008 was approximately $320,000.

Legal matters

The Company has been, and may in the future be involved as, a party to various legal proceedings, which are incidental to the ordinary course of its business. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management, there are no threatened or pending legal matters that would have a material impact on the Company's results of operations, financial position or cash flows.

Note 10 - CASH FLOW INFORMATION

Non-cash Financing Activity

During the year ended April 30, 2008 there were dividend distributions of $116,975. This included a $99,475 non-cash dividend, reflecting the fair value of equipment distributed to a shareholder.

NOTE 11 - SUBSEQUENT EVENT

On August 1, 2008, 100% of the common stock of the Company was acquired for consideration aggregating $11,100,000 by a wholly owned subsidiary of Encompass Group Affiliates, Inc., a publicly traded entity in the Company's industry.